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                                                                   Exhibit 23(a)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


/s/ Arthur Andersen LLP
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    ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
   July 2, 1999.